UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2009

LAWSON PRODUCTS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1666 East Touhy Avenue, Des Plaines, Illinois	60018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 827-9666

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2009 Annual Meeting of Stockholders held on December 8, 2009 (the “Annual Meeting”), stockholders of Lawson Products, Inc. (the “Company”) approved the adoption of the Lawson Products, Inc. 2009 Equity Compensation Plan (the “2009 Equity Plan”). The text of the 2009 Equity Plan is summarized in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on November 4, 2009 in connection with the Annual Meeting (the “Proxy Statement”). The foregoing description of the adopted 2009 Equity Plan does not purport to be complete and is qualified in its entirety by reference to the description in the Proxy Statement and the full text of the 2009 Equity Plan included in the Company’s definitive Proxy Statement as Appendix A.

Item 8.01	Other Information.

Election of Directors. At the Annual Meeting, the stockholders elected three directors to serve until the 2012 Annual Meeting of Stockholders.

The table below shows the results of the stockholders’ vote:

Name of Director	For	Abstain	Not Voted
Andrew B. Albert	3,479,967	56,086	1,170,389
I. Steven Edelson	3,472,534	63,519	1,170,389
Thomas S. Postek	3,472,257	63,796	1,170,389

Ratification of Appointment of Ernst & Young LLP. At the Annual Meeting, the stockholders voted to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

The table below shows the results of the stockholders’ vote:

For	Against	Abstain	Not Voted
3,499,841	35,536	677	1,170,389

Approval of the 2009 Equity Plan. At the Annual Meeting, the stockholders approved the 2009 Equity Plan.

The table below shows the results of the stockholders’ vote:

For	Against	Abstain	Not Voted
2,715,739	445,118	3,756	1,170,389

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.
(Registrant)

Date: December 10, 2009	By: /s/ Neil E. Jenkins
Name: Neil E. Jenkins
Title: Executive Vice President, General Counsel and Secretary